Exhibit 21

AGREE REALTY CORPORATION
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2008

Agree Realty Corporation through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies:

SUBSIDIARY	JURISDICTION OF ORGANIZATION

Agree – Columbia Crossing
Project, L.L.C.	Delaware
ACCP Maryland, LLC	Delaware
Agree – Milestone Center
Project, L.L.C.	Delaware
AMCP Germantown, LLC	Delaware
Ann Arbor Store No 1, LLC	Delaware
Phoenix Drive, LLC	Delaware
Indianapolis Store No. 16, LLC	Delaware
Boynton Beach Store No. 150, LLC	Delaware
Oklahoma City Store No. 151, L.L.C.	Delaware
Omaha Store No. 166, L.L.C.	Delaware
Tulsa Store No. 135, LLC	Delaware
Tulsa Store No. 264, L.L.C.	Delaware
Mt Pleasant Shopping Center L.L.C.	Michigan
Agree Facility No. 1, L.L.C.	Delaware
Agree Bristol & Fenton Project, LLC	Michigan
Agree Realty South-East, LLC	Michigan
AC Realty Company, LLC	Georgia
Agree Port St. John LLC	Delaware
Agree Charlotte County, LLC	Delaware
Agree Marion Oaks, LLC	Delaware
Agree Silver Springs Shores, LLC	Delaware
Agree St. Augustine Shores, LLC	Delaware
Agree Plainfield, LLC	Michigan
Agree Elkhart, LLC	Michigan
Agree 103-Middleburg Jacksonville, LLC	Delaware
Agree Brighton, LLC	Delaware
Agree Lowell,, LLC	Delaware
Agree Hastings, LLC	Delaware
Agree Atlantic Beach, LLC	Delaware

Agree Realty Corporation, through its Operating Partnership, Agree Limited Partnership, owns a 99% interest in Lawrence Store No. 203, L.L.C. (Delaware)